Exhibit 99.1

Helen of Troy Limited Reports Fourth Quarter Fiscal 2019 Results

Consolidated Net Sales Decline of 0.7%; Core Business Net Sales Flat
Fiscal 2019 Consolidated Net Sales Growth of 5.8%
GAAP Diluted Earnings Per Share ("EPS") from Continuing Operations of $1.47
Adjusted Diluted EPS from Continuing Operations Growth of 7.7% to $1.82
Fiscal 2019 GAAP Diluted EPS from Continuing Operations Growth of 40% to $6.62
Fiscal 2019 Adjusted Diluted EPS from Continuing Operations Growth of 11.3% to $8.06
Initiates Fiscal 2020 GAAP Diluted EPS from Continuing Operations Outlook of $6.83 - $7.00
Initiates Fiscal 2020 Adjusted Diluted EPS from Continuing Operations Outlook of $8.25 - $8.50
Initiates Fiscal 2020 Consolidated Net Sales Growth Outlook of 1% - 3%

El Paso, Texas, April 26, 2019 — Helen of Troy Limited (NASDAQ: HELE), designer, developer and worldwide marketer of consumer brand-name housewares, health and home and beauty products, today reported results for the three-month period ended February 28, 2019. Following the divestiture of Healthy Directions on December 20, 2017, the Company no longer consolidates the Nutritional Supplements segment’s operating results. That former segment’s operating results are included in the Company’s financial statements and classified as discontinued operations for all periods presented.

Executive Summary – Fourth Quarter of Fiscal 2019

•	Consolidated net sales revenue decrease of 0.7%, including:

◦	A decrease in Leadership Brand net sales of approximately 1.6%

◦	An increase in online channel net sales of approximately 36%

◦	Core business flat with the fourth quarter of fiscal 2018

•
GAAP operating income of $44.1 million, or 11.5% of net sales, which includes pre-tax restructuring charges of $1.0 million, compared to GAAP operating income of $31.4 million, or 8.1% of net sales, for the same period last year, which included pre-tax asset impairment charges of $11.4 million and pre-tax restructuring charges of $0.7 million

•	Non-GAAP adjusted operating income increase of 1.6% to $53.5 million, or 13.9% of net sales, compared to $52.7 million, or 13.6% of net sales, for the same period last year

•
GAAP diluted EPS from continuing operations of $1.47, which includes a restructuring charge of $0.04 per share, compared to GAAP diluted EPS of $0.31 for the same period last year, which included a total of $1.07 per share in tax reform, impairment and restructuring charges

•	Non-GAAP adjusted diluted EPS from continuing operations increase of 7.7% to $1.82, compared to $1.69 for the same period last year

•	Repurchased 654,748 shares of common stock in the open market during the quarter for $75.0 million, or an average price of $114.57 per share

Executive Summary - Fiscal 2019

•	Consolidated net sales revenue increase of 5.8% including:

◦	An increase in Leadership Brand net sales of approximately 8.9%

◦	An increase in online channel net sales of approximately 28%

◦	Core business growth of 5.9%

•
GAAP operating income of $199.4 million, or 12.7% of net sales, which includes pre-tax restructuring charges of $3.6 million, compared to GAAP operating income of $169.1 million, or 11.4% of net sales, for the same period last year, which included pre-tax non-cash impairment charges of $15.4 million, a pre-tax charge of $3.6 million related to the bankruptcy of Toys "R" Us ("TRU"), and pre-tax restructuring charges of $1.9 million

•	Non-GAAP adjusted operating income increase of 6.9% to $239.2 million, or 15.3% of net sales, compared to $223.9 million, or 15.1% of net sales, for the same period last year

•
GAAP diluted EPS from continuing operations of $6.62, which includes a restructuring charge of $0.13 per share, compared to GAAP diluted EPS of $4.73 for the same period last year, which included a total of $1.36 per share in tax reform charges, impairment charges, the TRU bankruptcy charge, and restructuring charges

•	Non-GAAP adjusted diluted EPS from continuing operations growth of 11.3% to $8.06 compared to $7.24

•	Net cash provided by operating activities of $200.6 million, compared to $218.6 million

•	Repurchased 1,875,469 shares of common stock in the open market during the fiscal year for $212.1 million, or an average price of $113.08 per share

During the first quarter of fiscal 2020, the Company announced that it is in the process of exploring the possibility of divesting its Personal Care business, a subset of its Beauty segment. The Personal Care business includes liquid, powder and aerosol products under brands such as Pert, Brut, Sure and Infusium. This potential divestiture would advance the Company's strategy to focus its resources on its Leadership Brands.

Julien R. Mininberg, Chief Executive Officer, stated: “The fourth quarter finished well ahead of our expectations. Online sales led the way, up approximately 36% year-over-year. We are also pleased to report Beauty net sales were particularly strong, with hair appliances continuing to grow, and Housewares grew over its high year-ago base. These factors offset lower sales in our Health & Home segment, which faced a tough comparison to last year’s robust cough, cold and flu season. We improved our adjusted operating margin by 30 basis points and grew adjusted diluted EPS 7.7%, even as we continued to make incremental investment behind our Leadership Brands and felt the impact of tariff increases and higher transportation costs.”

“This quarter caps great fiscal 2019 results. Net sales for the full fiscal year grew 5.8%, Leadership Brand net sales grew 8.9%, online sales grew approximately 28%, and adjusted diluted EPS grew 11.3%. Inventory turns improved to 3.3 times and return on invested capital, net of restructuring, was a healthy 14.6%. During the fiscal year, we also returned $212 million to our shareholders through share repurchases.”

“Fiscal 2019 also marks the successful completion of Phase I of our multi-year transformation strategy, which delivered excellent performance across a wide range of measures. We improved core sales growth by focusing on our Leadership Brands, made strategic acquisitions, became a more efficient operating company with strong global shared services, upgraded our organization and culture, improved inventory turns and return on invested capital, and returned capital to shareholders. Over the past five fiscal years, our net sales CAGR improved to 3.7% (accelerating to 4.2% in the past 3 years), adjusted operating margin expanded by 1.3 percentage points, and adjusted diluted EPS grew at a CAGR of 12.4%. Our global team of passionate associates deserves all the credit as they embraced a more collaborative culture, and are eager to continue winning in Phase II.”

“Our strategic focus in Phase II of our transformation is designed to drive the next five years of progress. The long-term objectives include improved organic sales growth, continued margin expansion, and strategic and effective capital deployment. We expect Phase II will include continued investment in our Leadership Brands, with a focus on growing them through consumer-centric innovation, expanding them more aggressively outside the United States, and adding new brands through acquisition. We anticipate building further shared service capability and operating efficiency, as well as attracting, retaining, unifying and training the best people. We believe Phase II can deliver a bright future for Helen of Troy. We look forward to sharing our plans in more detail during our Investor Day event next month.”

	Three Months Ended February 28,
	Housewares	Health & Home	Beauty	Total
Fiscal 2018 sales revenue, net	$116,954	$190,470	$80,140	$387,564
Core business growth (decline)	9,472	(20,597)	11,004	(121)
Impact of foreign currency	(357)	(1,733)	(510)	(2,600)
Change in sales revenue, net	9,115	(22,330)	10,494	(2,721)
Fiscal 2019 sales revenue, net	$126,069	$168,140	$90,634	$384,843

Total net sales revenue growth (decline)	7.8%	(11.7)%	13.1%	(0.7)%
Core business growth (decline)	8.1%	(10.8)%	13.7%	—%
Impact of foreign currency	(0.3)%	(0.9)%	(0.6)%	(0.7)%

Operating margin (GAAP)
Fiscal 2019	16.2%	9.5%	8.6%	11.5%
Fiscal 2018	15.6%	6.7%	0.4%	8.1%
Adjusted operating margin (non-GAAP)
Fiscal 2019	18.1%	12.6%	10.4%	13.9%
Fiscal 2018	17.4%	9.1%	18.6%	13.6%

Consolidated Operating Results - Fourth Quarter Fiscal 2019 Compared to Fourth Quarter Fiscal 2018

•
Consolidated net sales revenue decreased 0.7% to $384.8 million compared to $387.6 million, driven by the unfavorable impact from foreign currency fluctuations of approximately $2.6 million, or 0.7%. Core business net sales were flat, reflecting an increase in consolidated online sales, point of sale strength in brick and mortar and growth in the Beauty appliance category. These factors were offset by declines in the Personal Care business and the Health & Home segment. The Health & Home decline was primarily due to the unfavorable comparison to the fourth quarter of fiscal 2018, which benefited from strong cough/cold/flu incidence along with unseasonably cold fall and winter weather. The Company reclassified $3.3 million of expense from selling, general and administrative expense ("SG&A") to a reduction of net sales revenue for the fourth quarter of fiscal 2018 to conform with ASU 2014-09 “Revenue from Contracts with Customers”.

•
Consolidated gross profit margin increased 0.1 percentage point to 40.9%, compared to 40.8%. The increase is primarily due to a more favorable product mix and negotiated product cost decreases, partially offset by the unfavorable margin impact from a decline in overall Leadership Brand sales, higher freight costs, and the net impact of tariff increases.

•
Consolidated SG&A as a percentage of sales decreased by 0.3 percentage points to 29.2% of net sales compared to 29.5%. The decrease is primarily due to the favorable comparative impact of foreign currency exchange and forward contract settlements and lower amortization expense, partially offset by higher freight costs, increased share-based compensation expense, and higher advertising expense.

•
Consolidated operating income was $44.1 million, or 11.5% of net sales, compared to $31.4 million, or 8.1% of net sales. The increase in consolidated operating margin reflects the favorable year-over-year comparative net impact of pre-tax non-cash asset impairment charges and pre-tax restructuring charges of 2.9 percentage points, an improvement in gross profit margin, and lower SG&A as a percentage of sales.

•
The effective tax rate was 7.9%, compared to 70.6% for the same period last year. The year-over-year decline in the effective tax rate is primarily due to the favorable comparative impact of a one-time charge of $17.9 million last year related to 2018 U.S. tax reform.

•
Income from continuing operations was $37.7 million, or $1.47 per diluted share on 25.6 million weighted average shares outstanding, compared to $8.4 million, or $0.31 per diluted share on 27.1 million weighted average diluted shares outstanding. Income from continuing operations for the fourth quarter of fiscal 2019 includes $0.04 per share in after-tax restructuring charges, compared to a total of $1.07 per share in tax reform, impairment, and restructuring charges in the same period last year.

•	Loss from discontinued operations was $0.4 million, or $0.02 of loss per diluted share, compared to net income of $51.7 million, or $1.91 of income per diluted share, for the same period last year.

•	Adjusted EBITDA increased 1.9% to $57.7 million compared to $56.6 million.

On an adjusted basis for the fourth quarters of fiscal 2019 and 2018, excluding restructuring charges, the TRU bankruptcy charge, non-cash asset impairment charges, non‐cash share-based compensation, and non-cash amortization of intangible assets, as applicable:

•
Adjusted operating income increased $0.8 million, or 1.6%, to $53.5 million, or 13.9% of net sales, compared to $52.7 million, or 13.6% of net sales. The increase in adjusted operating margin primarily reflects a favorable product mix, product cost decreases, the favorable comparative impact of foreign currency exchange and forward contract settlements and lower amortization expense. These factors were partially offset by higher advertising expense, the impact of tariff increases, higher freight expense and increased share-based compensation expense.

•
Adjusted income from continuing operations increased $0.9 million, or 1.9%, to $46.6 million, or $1.82 per diluted share, compared to $45.7 million, or $1.69 per diluted share. The 7.7% increase in adjusted diluted EPS from continuing operations was primarily due to higher adjusted operating income and the impact of lower weighted average diluted shares outstanding. These factors were partially offset by higher interest expense.

Segment Operating Results - Fourth Quarter Fiscal 2019 Compared to Fourth Quarter Fiscal 2018
Housewares net sales increased 7.8%, or $9.1 million, primarily due to growth in the online channel, higher club channel sales, new product introductions and growth in international sales. These factors were partially offset by lower closeout channel sales. Operating margin was 16.2% compared to 15.6%. The increase was primarily due to the margin impact of more favorable product mix and lower product costs. These factors were partially offset by higher rent expense related to new office space, an increase in advertising expense and higher freight expense. Housewares adjusted operating income increased 11.8% to $22.8 million, or 18.1% of segment net sales, compared to $20.4 million, or 17.4% of segment net sales.

Health & Home net sales decreased 11.7%, primarily due to a core business decline of 10.8%. The core business decline primarily reflects the unfavorable comparison to the fourth quarter of fiscal 2018, which benefited from particularly strong cough/cold/flu incidence along with unseasonably cold fall and winter weather. Segment net sales were also unfavorably impacted by net foreign currency fluctuations of $1.7 million, or 0.9%. These factors were partially offset by seasonal category growth including incremental distribution and shelf space gains with existing domestic customers, and new product introductions. Operating margin was 9.5% compared to 6.7%. The increase was primarily due to lower advertising expense, lower incentive compensation expense, and favorable foreign currency exchange and forward contract settlements. These factors were partially offset by a less favorable product mix, the net impact of tariff increases, and higher freight expense. Health & Home adjusted operating income increased 22.6% to $21.2 million, or 12.6% of segment net sales, compared to $17.3 million, or 9.1% of segment net sales.

Beauty net sales increased 13.1%, or $10.5 million, primarily due to growth in the online channel, new product introductions in the retail appliance category, and an increase in international sales, partially offset by the discontinuation of certain brands and products, and a consumption decline in the Personal Care business. Segment net sales were unfavorably impacted by net foreign currency fluctuations of approximately $0.5 million, or 0.6%. Operating margin was 8.6% compared to 0.4%. The increase is primarily due to the favorable comparative impact of pre-tax impairment charges of $11.4 million in the same period last year and lower amortization expense. These factors were partially offset by the unfavorable margin impact of the decline in the Personal Care business, higher advertising expense and higher freight expense. Beauty adjusted operating income decreased 36.8% to $9.4 million, or 10.4% of segment net sales, compared to $14.9 million, or 18.6% of segment net sales.

Balance Sheet and Cash Flow Highlights

•	Cash and cash equivalents totaled $11.9 million, compared to $20.7 million

•	Total short- and long-term debt was $320.8 million, compared to $289.9 million, a net increase of $30.9 million

•	Accounts receivable turnover for the fiscal year was 68.3 days, compared to 62.7 days

•	Inventory was $302.3 million, compared to $251.5 million. Inventory turnover for the fiscal year was 3.3 times compared to 3.0 times.

•
Net cash provided by operating activities from continuing operations for fiscal 2019 decreased $18.0 million to $200.6 million. The decrease was primarily driven by an increase in cash used for inventory and a dispute settlement payment of $15.0 million. These factors were partially offset by an increase in income from continuing operations and higher non-cash share-based compensation.

Fiscal 2020 Annual Outlook
For fiscal 2020, the Company expects consolidated net sales revenue in the range of $1.580 to $1.611 billion, which implies consolidated sales growth of 1% to 3%.

The Company’s net sales outlook reflects the following expectations by segment:

•	Housewares net sales growth of 4% to 6%;

•	Health & Home net sales growth of 2% to 3%; and

•	Beauty net sales decline in the low-single digits.

The Company expects consolidated GAAP diluted EPS from continuing operations of $6.83 to $7.00, and non-GAAP adjusted diluted EPS from continuing operations in the range of $8.25 to $8.50, which excludes any asset impairment charges, restructuring charges, share-based compensation expense and intangible asset amortization expense.

The Company’s net sales and EPS outlook assumes the severity of the cough/cold/flu season will be in line with historical averages. The Company’s net sales and EPS outlook also assumes that March 2019 foreign currency exchange rates will remain constant for the remainder of the fiscal year. The year-over-year comparison of adjusted diluted EPS from continuing operations is impacted by an expected increase in growth investments of 10% to 15% in fiscal 2020. The diluted earnings per share outlook is based on an estimated weighted average diluted shares outstanding of 25.4 million.

The Company expects adjusted EPS growth for fiscal 2020 to be concentrated in the second half of the year due to the strong performance comparison and specific events in the first half of fiscal 2019. The Company expects a decline in adjusted EPS for the first half of fiscal 2020 of 4% to 8% year-over-year. The decline is expected to be heavily concentrated in the first quarter primarily due to:

•	strong prior year cough/cold/flu incidence that had a favorable impact into the first quarter of fiscal 2019, which is not expected in fiscal 2020;

•	strong international e-commerce sales in the first quarter of fiscal 2019 that the Company expects to grow more evenly across fiscal 2020;

•	club channel pipeline fill-in sales during the first quarter of fiscal 2019, which is not expected to repeat in the first quarter of fiscal 2020;

•	the acceleration of Hydro Flask orders into the first quarter of fiscal 2019 in advance of the integration into the Company's ERP system; and

•	the unfavorable comparative impact of year-over-year advertising and new product development expenditures.

The Company expects a reported GAAP effective tax rate range of 9.5% to 11.5%, and an adjusted effective tax rate range of 8.8% to 10.5% for the full fiscal year 2020.  Please refer to the schedule entitled “Effective Tax Rate (GAAP) and Adjusted Effective Tax Rate (Non-GAAP)” in the accompanying tables to this press release.

The likelihood and potential impact of any fiscal 2020 acquisitions and divestitures, future asset impairment charges, future foreign currency fluctuations, or further share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company’s sales and earnings outlook.

Conference Call and Webcast
The Company will conduct a teleconference in conjunction with today’s earnings release. The teleconference begins at 9:00 a.m. Eastern Time today, Friday, April 26, 2019. Investors and analysts interested in participating in the call are invited to dial (888) 204-4368 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at: http://investor.hotus.com/. A telephone replay of this call will be available at 12:00 p.m. Eastern Time on April 26, 2019 until 11:59 p.m. Eastern Time on May 3, 2019 and can be accessed by dialing (844) 512-2921 and entering replay pin number 9625670. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as adjusted operating income, adjusted operating margin, adjusted effective tax rate, adjusted income, adjusted diluted earnings per share, EBITDA and adjusted EBITDA, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based measures presented in the Company’s condensed consolidated statements of income. All references to the Company's continuing operations exclude the Nutritional Supplements segment.

About Helen of Troy Limited
Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including OXO, Hydro Flask, Vicks, Braun, Honeywell, PUR, and Hot Tools. All trademarks herein belong to Helen of Troy Limited (or its affiliates) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.hotus.com/

Forward Looking Statements
Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates will occur in the future, including statements related to sales, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are subject to risks that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2019, and in the Company's other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the Company's ability to deliver products to its customers in a timely manner and according to their fulfillment standards, the costs of complying with the business demands and requirements of large sophisticated customers, the Company's relationships with key customers and licensors, its dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, its dependence on sales to several large customers and the risks associated with any loss or substantial decline in sales to top customers, expectations regarding any proposed restructurings, its recent and future acquisitions or divestitures, including its ability to realize anticipated cost savings, synergies and other benefits along with its ability to effectively integrate acquired businesses or separate divested businesses, circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets, the retention and recruitment of key personnel, foreign currency exchange rate fluctuations, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, its dependence on foreign sources of supply and foreign manufacturing, and associated operational risks including, but not limited to, long lead times, consistent local labor availability and capacity, and timely availability of sufficient shipping carrier capacity, labor and energy on cost of goods sold and certain operating expenses, the risks associated with significant tariffs or other restrictions on imports from China or any retaliatory trade measures taken by China, the geographic concentration and peak season capacity of certain U.S. distribution facilities increases its exposure to significant shipping disruptions and added shipping and storage costs, its projections of product demand, sales and net income are highly subjective in nature and future sales and net income could vary in a material amount from such projections, the risks associated with the use of trademarks licensed from and to third parties, its ability to develop and introduce a continuing stream of new products to meet changing consumer preferences, trade barriers, exchange controls, expropriations, and other risks associated with U.S. and foreign operations, the risks to its liquidity as a result of changes to capital and credit market conditions, limitations under its financing arrangements and other constraints or events that impose constraints on its cash resources and ability to operate its business, the costs, complexity and challenges of upgrading and managing its global information systems, the risks associated with cybersecurity and information security breaches, the risks associated with global legal developments regarding privacy and data security could result in changes to our business practices, penalties, increased cost of operations, or otherwise harm our business, the risks associated with product recalls, product liability, other claims, and related litigation against us, the risks associated with accounting for tax positions, tax audits and related disputes with taxing authorities, the risks of potential changes in laws in the U.S. or abroad, including tax laws, regulations or treaties, employment and health insurance laws and regulations, and laws relating to environmental policy, personal data, financial regulation, transportation policy and infrastructure policy along with the costs and complexities of compliance with such laws, its ability to continue to avoid classification as a controlled foreign corporation, and legislation enacted in Bermuda and Barbados in response to the European Union’s review of harmful tax competition could adversely affect our operations. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
(915) 225-4841

ICR, Inc.
Allison Malkin, Partner
(203) 682-8200

HELEN OF TROY LIMITED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
(in thousands, except per share data)

	Three Months Ended February 28,
	2019		2018
Sales revenue, net (9)	$384,843	100.0%	$387,564	100.0%
Cost of goods sold	227,313	59.1%	229,550	59.2%
Gross profit	157,530	40.9%	158,014	40.8%
Selling, general and administrative expense ("SG&A") (9)	112,457	29.2%	114,443	29.5%
Asset impairment charges (8)	—	—%	11,447	3.0%
Restructuring charges (3)	977	0.3%	692	0.2%
Operating income	44,096	11.5%	31,432	8.1%
Nonoperating income, net	165	—%	46	—%
Interest expense	(3,306)	(0.9)%	(2,967)	(0.8)%
Income before income tax	40,955	10.6%	28,511	7.4%
Income tax expense	3,241	0.8%	20,133	5.2%
Income from continuing operations	37,714	9.8%	8,378	2.2%
Gain (loss) from discontinued operations, net of tax	(448)	(0.1)%	51,703	13.3%
Net income	$37,266	9.7%	$60,081	15.5%
Earnings (loss) per share - diluted:
Continuing operations	$1.47		$0.31
Discontinued operations	(0.02)		1.91
Total earnings per share - diluted	$1.45		$2.22

Weighted average shares of common stock used in computing diluted earnings per share	25,638		27,102

	Fiscal Year Ended February 28,
	2019		2018
Sales revenue, net (9)	$1,564,151	100.0%	$1,478,845	100.0%
Cost of goods sold	923,045	59.0%	867,646	58.7%
Gross profit	641,106	41.0%	611,199	41.3%
SG&A (9)	438,141	28.0%	424,833	28.7%
Asset impairment charges (8)	—	—%	15,447	1.0%
Restructuring charges (3)	3,586	0.2%	1,857	0.1%
Operating income	199,379	12.7%	169,062	11.4%
Nonoperating income, net	340	—%	327	—%
Interest expense	(11,719)	(0.7)%	(13,951)	(0.9)%
Income before income tax	188,000	12.0%	155,438	10.5%
Income tax expense	13,776	0.9%	26,556	1.8%
Income from continuing operations	174,224	11.1%	128,882	8.7%
Loss from discontinued operations, net of tax	(5,679)	(0.4)%	(84,436)	(5.7)%
Net income	$168,545	10.8%	$44,446	3.0%
Earnings (loss) per share - diluted:
Continuing operations	$6.62		$4.73
Discontinued operations	(0.22)		(3.10)
Total earnings per share - diluted	$6.41		$1.63

Weighted average shares of common stock used in computing diluted earnings per share	26,303		27,254

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share (“EPS”) from Continuing Operations (1)
(Unaudited)
(in thousands, except per share data)

	Three Months Ended February 28, 2019
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net (9)	$384,843	100.0%	$—		$384,843	100.0%
Cost of goods sold	227,313	59.1%	—		227,313	59.1%
Gross profit	157,530	40.9%	—		157,530	40.9%
SG&A (9)	112,457	29.2%	(3,382)	(4)	104,051	27.0%
			(5,024)	(5)
Restructuring charges (3)	977	0.3%	(977)	(3)	—	—%
Operating income	44,096	11.5%	9,383		53,479	13.9%
Nonoperating income, net	165	—%	—		165	—%
Interest expense	(3,306)	(0.9)%	—		(3,306)	(0.9)%
Income before income tax	40,955	10.6%	9,383		50,338	13.1%
Income tax expense	3,241	0.8%	540		3,781	1.0%
Income from continuing operations	37,714	9.8%	8,843		46,557	12.1%
Diluted EPS from continuing operations	$1.47		$0.35		$1.82
Weighted average shares of common stock used in computing diluted EPS	25,638				25,638

	Three Months Ended February 28, 2018
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net (9)	$387,564	100.0%	$—		$387,564	100.0%
Cost of goods sold	229,550	59.2%	—		229,550	59.2%
Gross profit	158,014	40.8%	—		158,014	40.8%
SG&A (9)	114,443	29.5%	(4,656)	(4)	105,352	27.2%
			(4,435)	(5)
Asset impairment charges (8)	11,447	3.0%	(11,447)	(8)	—	—%
Restructuring charges (3)	692	0.2%	(692)	(3)	—	—%
Operating income	31,432	8.1%	21,230		52,662	13.6%
Nonoperating income, net	46	—%	—		46	—%
Interest expense	(2,967)	(0.8)%	—		(2,967)	(0.8)%
Income before income tax	28,511	7.4%	21,230		49,741	12.8%
Income tax expense	20,133	5.2%	(16,060)		4,073	1.1%
Income from continuing operations	8,378	2.2%	37,290		45,668	11.8%
Diluted EPS from continuing operations	$0.31		$1.38		$1.69
Weighted average shares of common stock used in computing diluted EPS	27,102				27,102

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share (“EPS”) from Continuing Operations (1)
(Unaudited)
(in thousands, except per share data)

	Fiscal Year Ended February 28, 2019
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net (9)	$1,564,151	100.0%	$—		$1,564,151	100.0%
Cost of goods sold	923,045	59.0%	—		923,045	59.0%
Gross profit	641,106	41.0%	—		641,106	41.0%
SG&A (9)	438,141	28.0%	(14,204)	(4)	401,884	25.7%
			(22,053)	(5)
Asset impairment charges (8)	—	—%	—		—	—%
Restructuring charges (3)	3,586	0.2%	(3,586)	(3)	—	—%
Operating income	199,379	12.7%	39,843		239,222	15.3%
Nonoperating income, net	340	—%	—		340	—%
Interest expense	(11,719)	(0.7)%	—		(11,719)	(0.7)%
Income before income tax	188,000	12.0%	39,843		227,843	14.6%
Income tax expense	13,776	0.9%	1,982		15,758	1.0%
Income from continuing operations	174,224	11.1%	37,861		212,085	13.6%
Diluted EPS from continuing operations	$6.62		$1.44		$8.06
Weighted average shares of common stock used in computing diluted EPS	26,303				26,303

	Fiscal Year Ended February 28, 2018
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net (9)	$1,478,845	100.0%	$—		$1,478,845	100.0%
Cost of goods sold	867,646	58.7%	—		867,646	58.7%
Gross profit	611,199	41.3%	—		611,199	41.3%
SG&A (9)	424,833	28.7%	(18,854)	(4)	387,329	26.2%
			(15,054)	(5)
			(3,596)	(7)
Asset impairment charges (8)	15,447	1.0%	(15,447)	(8)	—	—%
Restructuring charges (3)	1,857	0.1%	(1,857)	(3)	—	—%
Operating income	169,062	11.4%	54,808		223,870	15.1%
Nonoperating income, net	327	—%	—		327	—%
Interest expense	(13,951)	(0.9)%	—		(13,951)	(0.9)%
Income before income tax	155,438	10.5%	54,808		210,246	14.2%
Income tax expense	26,556	1.8%	(13,534)		13,022	0.9%
Income from continuing operations	128,882	8.7%	68,342		197,224	13.3%
Diluted EPS from continuing operations	$4.73		$2.51		$7.24
Weighted average shares of common stock used in computing diluted EPS	27,254				27,254

Consolidated and Segment Net Sales, Operating Margin and Adjusted Operating Margin (non-GAAP) (1)
(Unaudited)
(in thousands)

	Three Months Ended February 28,
	Housewares	Health & Home	Beauty	Total
Fiscal 2018 sales revenue, net	$116,954	$190,470	$80,140	$387,564
Core business growth (decline)	9,472	(20,597)	11,004	(121)
Impact of foreign currency	(357)	(1,733)	(510)	(2,600)
Change in sales revenue, net	9,115	(22,330)	10,494	(2,721)
Fiscal 2019 sales revenue, net	$126,069	$168,140	$90,634	$384,843
Total net sales revenue growth (decline)	7.8%	(11.7)%	13.1%	(0.7)%
Core business growth (decline)	8.1%	(10.8)%	13.7%	—%
Impact of foreign currency	(0.3)%	(0.9)%	(0.6)%	(0.7)%
Operating margin (GAAP)
Fiscal 2019	16.2%	9.5%	8.6%	11.5%
Fiscal 2018	15.6%	6.7%	0.4%	8.1%
Adjusted operating margin (non-GAAP)
Fiscal 2019	18.1%	12.6%	10.4%	13.9%
Fiscal 2018	17.4%	9.1%	18.6%	13.6%

	Fiscal Year Ended February 28,
	Housewares	Health & Home	Beauty	Total
Fiscal 2018 sales revenue, net	$459,004	$674,062	$345,779	$1,478,845
Core business growth	64,886	21,061	572	86,519
Impact of foreign currency	(83)	94	(1,224)	(1,213)
Change in sales revenue, net	64,803	21,155	(652)	85,306
Fiscal 2019 sales revenue, net	$523,807	$695,217	$345,127	$1,564,151
Total net sales revenue growth (decline)	14.1%	3.1%	(0.2)%	5.8%
Core business growth	14.1%	3.1%	0.2%	5.9%
Impact of foreign currency	—%	—%	(0.4)%	(0.1)%
Operating margin (GAAP)
Fiscal 2019	19.2%	9.8%	8.7%	12.7%
Fiscal 2018	19.5%	9.2%	5.1%	11.4%
Adjusted operating margin (non-GAAP)
Fiscal 2019	21.3%	12.8%	11.1%	15.3%
Fiscal 2018	21.2%	12.1%	13.0%	15.1%

Leadership Brand Net Sales Revenue (2)
(Unaudited)
(in thousands)

	Three Months Ended February 28,		Fiscal Year Ended February 28,
	2019	2018	2019	2018
Leadership Brand sales revenue, net	$300,432	$305,190	$1,243,600	$1,142,183
All other sales revenue, net	84,411	82,374	320,551	336,662
Total sales revenue, net	$384,843	$387,564	$1,564,151	$1,478,845

SELECTED OTHER DATA
Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income
to Adjusted Operating Income (non-GAAP) (1)
(Unaudited)
(in thousands)

	Three Months Ended February 28, 2019
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$20,392	16.2%	$15,947	9.5%	$7,757	8.6%	$44,096	11.5%
Restructuring charges (3)	186	0.1%	328	0.2%	463	0.5%	977	0.3%
Subtotal	20,578	16.3%	16,275	9.7%	8,220	9.1%	45,073	11.7%
Amortization of intangible assets	506	0.4%	2,796	1.7%	80	0.1%	3,382	0.9%
Non-cash share-based compensation	1,701	1.3%	2,174	1.3%	1,149	1.3%	5,024	1.3%
Adjusted operating income (non-GAAP)	$22,785	18.1%	$21,245	12.6%	$9,449	10.4%	$53,479	13.9%

	Three Months Ended February 28, 2018
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$18,234	15.6%	$12,856	6.7%	$342	0.4%	$31,432	8.1%
Asset impairment charges (8)	—	—%	—	—%	11,447	14.3%	11,447	3.0%
Restructuring charges (3)	220	0.2%	—	—%	472	0.6%	692	0.2%
Subtotal	18,454	15.8%	12,856	6.7%	12,261	15.3%	43,571	11.2%
Amortization of intangible assets	608	0.5%	2,728	1.4%	1,320	1.6%	4,656	1.2%
Non-cash share-based compensation	1,321	1.1%	1,750	0.9%	1,364	1.7%	4,435	1.1%
Adjusted operating income (non-GAAP)	$20,383	17.4%	$17,334	9.1%	$14,945	18.6%	$52,662	13.6%

	Fiscal Year Ended February 28, 2019
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$100,743	19.2%	$68,448	9.8%	$30,188	8.7%	$199,379	12.7%
Restructuring charges (3)	926	0.2%	686	0.1%	1,974	0.6%	3,586	0.2%
Subtotal	101,669	19.4%	69,134	9.9%	32,162	9.3%	202,965	13.0%
Amortization of intangible assets	1,980	0.4%	10,925	1.6%	1,299	0.4%	14,204	0.9%
Non-cash share-based compensation	7,974	1.5%	9,204	1.3%	4,875	1.4%	22,053	1.4%
Adjusted operating income (non-GAAP)	$111,623	21.3%	$89,263	12.8%	$38,336	11.1%	$239,222	15.3%

	Fiscal Year Ended February 28, 2018
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$89,319	19.5%	$62,099	9.2%	$17,644	5.1%	$169,062	11.4%
Asset impairment charges (8)	—	—	—	—	15,447	4.5%	15,447	1.0%
Restructuring charges (3)	220	—%	—	—%	1,637	0.5%	1,857	0.1%
TRU bankruptcy charge (7)	956	0.2%	2,640	0.4%	—	—%	3,596	0.2%
Subtotal	90,495	19.7%	64,739	9.6%	34,728	10.0%	189,962	12.8%
Amortization of intangible assets	2,226	0.5%	11,101	1.6%	5,527	1.6%	18,854	1.3%
Non-cash share-based compensation	4,701	1.0%	5,721	0.8%	4,632	1.3%	15,054	1.0%
Adjusted operating income (non-GAAP)	$97,422	21.2%	$81,561	12.1%	$44,887	13.0%	$223,870	15.1%

SELECTED OTHER DATA
Reconciliation of Non-GAAP Financial Measures - EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA by Segment (1)
(Unaudited) (in thousands)

	Three Months Ended February 28, 2019
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$20,392	$15,947	$7,757	$44,096
Depreciation and amortization, excluding amortized interest	1,634	4,355	1,448	7,437
Nonoperating income, net	—	—	165	165
EBITDA (non-GAAP)	22,026	20,302	9,370	51,698
Add: Restructuring charges (3)	186	328	463	977
Non-cash share-based compensation	1,701	2,174	1,149	5,024
Adjusted EBITDA (non-GAAP)	$23,913	$22,804	$10,982	$57,699

	Three Months Ended February 28, 2018
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$18,234	$12,856	$342	$31,432
Depreciation and amortization, excluding amortized interest	1,643	4,198	2,745	8,586
Nonoperating income, net	—	—	46	46
EBITDA (non-GAAP)	19,877	17,054	3,133	40,064
Add: Restructuring charges (3)	220	—	472	692
Non-cash asset impairment charges	—	—	11,447	11,447
Non-cash share-based compensation	1,321	1,750	1,364	4,435
Adjusted EBITDA (non-GAAP)	$21,418	$18,804	$16,416	$56,638

	Fiscal Year Ended February 28, 2019
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$100,743	$68,448	$30,188	$199,379
Depreciation and amortization, excluding amortized interest	6,048	17,058	6,821	29,927
Nonoperating income, net	—	—	340	340
EBITDA (non-GAAP)	106,791	85,506	37,349	229,646
Add: Restructuring charges (3)	926	686	1,974	3,586
Non-cash share-based compensation	7,974	9,204	4,875	22,053
Adjusted EBITDA (non-GAAP)	$115,691	$95,396	$44,198	$255,285

	Fiscal Year Ended February 28, 2018
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$89,319	$62,099	$17,644	$169,062
Depreciation and amortization, excluding amortized interest	5,825	16,750	11,155	33,730
Nonoperating income, net	—	—	327	327
EBITDA (non-GAAP)	95,144	78,849	29,126	203,119
Add: TRU bankruptcy charge (7)	956	2,640	—	3,596
Restructuring charges (3)	220	—	1,637	1,857
Non-cash asset impairment charges	—	—	15,447	15,447
Non-cash share-based compensation	4,701	5,721	4,632	15,054
Adjusted EBITDA (non-GAAP)	$101,021	$87,210	$50,842	$239,073

Reconciliation of GAAP Income and Diluted Earnings Per Share  (“EPS”) from Continuing Operations to Adjusted Income and Adjusted Diluted EPS from Continuing Operations (non-GAAP) (1) (Unaudited) (dollars in thousands, except per share data)

	Three Months Ended February 28, 2019
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$40,955	$3,241	$37,714	$1.60	$0.13	$1.47
Restructuring charges (3)	977	30	947	0.04	—	0.04
Subtotal	41,932	3,271	38,661	1.64	0.13	1.51
Amortization of intangible assets	3,382	136	3,246	0.13	0.01	0.13
Non-cash share-based compensation	5,024	374	4,650	0.20	0.01	0.18
Adjusted (non-GAAP)	$50,338	$3,781	$46,557	$1.96	$0.15	$1.82

Weighted average shares of common stock used in computing diluted EPS						25,638

	Three Months Ended February 28, 2018
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$28,511	$20,133	$8,378	$1.05	$0.74	$0.31
Tax reform	—	(17,939)	17,939	—	(0.66)	0.66
Asset impairment charges	11,447	1,195	10,252	0.42	0.04	0.38
Restructuring charges (3)	692	1	691	0.03	—	0.03
Subtotal	40,650	3,390	37,260	1.50	0.13	1.37
Amortization of intangible assets	4,656	192	4,464	0.17	0.01	0.16
Non-cash share-based compensation	4,435	491	3,944	0.16	0.02	0.15
Adjusted (non-GAAP)	$49,741	$4,073	$45,668	$1.84	$0.15	$1.69

Weighted average shares of common stock used in computing diluted EPS						27,102

	Fiscal Year Ended February 28, 2019
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$188,000	$13,776	$174,224	$7.15	$0.52	$6.62
Restructuring charges (3)	3,586	215	3,371	0.14	0.01	0.13
Subtotal	191,586	13,991	177,595	7.28	0.53	6.75
Amortization of intangible assets	14,204	372	13,832	0.54	0.01	0.53
Non-cash share-based compensation	22,053	1,395	20,658	0.84	0.05	0.79
Adjusted (non-GAAP)	$227,843	$15,758	$212,085	$8.66	$0.60	$8.06

Weighted average shares of common stock used in computing diluted EPS						26,303

	Fiscal Year Ended February 28, 2018
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$155,438	$26,556	$128,882	$5.70	$0.97	$4.73
Tax reform	—	(17,939)	17,939	—	(0.66)	0.66
Asset impairment charges	15,447	1,613	13,834	0.57	0.06	0.51
Restructuring charges (3)	1,857	69	1,788	0.07	—	0.07
TRU bankruptcy charge (7)	3,596	204	3,392	0.13	0.01	0.12
Subtotal	176,338	10,503	165,835	6.47	0.39	6.08
Amortization of intangible assets	18,854	850	18,004	0.69	0.03	0.66
Non-cash share-based compensation	15,054	1,669	13,385	0.55	0.06	0.49
Adjusted (non-GAAP)	$210,246	$13,022	$197,224	$7.71	$0.48	$7.24

Weighted average shares of common stock used in computing diluted EPS						27,254

Selected Consolidated Balance Sheet, Cash Flow and Liquidity Information (6)
(Unaudited)
(in thousands)

	February 28,
	2019	2018
Balance Sheet:
Cash and cash equivalents	$11,871	$20,738
Receivables, net	280,280	275,565
Inventory, net	302,339	251,511
Total assets, current	604,859	557,708
Total assets	1,649,535	1,623,717
Total liabilities, current	312,031	299,486
Total long-term liabilities	340,867	309,772
Total debt	320,784	289,869
Consolidated stockholders' equity	996,637	1,014,459
Liquidity:
Working capital	$292,828	$258,222

	Fiscal Year Ended February 28,
	2019	2018
Cash Flow from continuing operations:
Depreciation and amortization	$29,927	$33,730
Net cash provided by operating activities	200,568	218,609
Capital and intangible asset expenditures	26,385	13,605
Net debt proceeds (repayments)	29,900	(197,000)
Payments for repurchases of common stock	217,493	73,053

Reconciliation of GAAP Net Cash Provided by Operating Activities
to Free Cash Flow (Non-GAAP) (1)
(Unaudited) (in thousands)

	Fiscal Year Ended February 28,
	2019	2018
Net cash provided by operating activities - continuing operations (GAAP)	$200,568	$218,609
Less: Capital and intangible asset expenditures	(26,385)	(13,605)
Free cash flow - continuing operations (Non-GAAP)	$174,183	$205,004

Fiscal 2020 Updated Outlook for Net Sales Revenue
(Unaudited)
(in thousands)

	Fiscal 2019 Actual	Outlook for Fiscal 2020
Net sales revenue	$1,564,151	$1,580,000	—	$1,611,000

		1.0%	—	3.0%

Reconciliation of Fiscal 2020 Outlook for GAAP Diluted Earnings Per Share (“EPS”) from Continuing Operations to Adjusted Diluted EPS from Continuing Operations (non-GAAP) (1)  (Unaudited)

	Outlook Fiscal 2020
Diluted EPS from continuing operations, as reported (GAAP)	$6.83	—	$7.00
Restructuring charges, net of tax	0.04	—	0.05
Subtotal	6.87	—	7.05
Amortization of intangible assets, net of tax	0.52	—	0.54
Non-cash share-based compensation, net of tax	0.86	—	0.91
Adjusted diluted EPS from continuing operations (non-GAAP)	$8.25	—	$8.50

Effective Tax Rate (GAAP) and Adjusted Effective Tax Rate (Non-GAAP) (1)
(Unaudited)

	Outlook Fiscal 2020
Effective tax rate, as reported (GAAP)	9.5%	—	11.5%
Restructuring charges	0.1%	—	0.1%
Subtotal	9.6%	—	11.6%
Amortization of intangible assets	(0.5)%	—	(0.6)%
Non-cash share based compensation	(0.3)%	—	(0.5)%
Adjusted effective tax rate	8.8%	—	10.5%

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release

(1)
This press release contains non-GAAP financial measures. Adjusted operating income, adjusted operating margin, adjusted effective tax rate, adjusted income, adjusted diluted EPS, EBITDA, and adjusted EBITDA (“Non-GAAP measures”) that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, the Company is providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures presented in the Company's Condensed Consolidated Statements of Income in the accompanying tables to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP financial measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges on applicable income, margin and earnings per share measures. The Company also believes that these non-GAAP measures facilitate a more direct comparison of the Company’s performance with its competitors. The Company further believes that including the excluded charges would not accurately reflect the underlying performance of the Company’s continuing operations for the period in which the charges are incurred, even though such charges may be incurred and reflected in the Company’s GAAP financial results in the near future. Additionally, the non-GAAP measures are used by management for measuring and evaluating the Company’s performance. The material limitation associated with the use of the non-GAAP measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.

(2)	Leadership Brand net sales consists of revenue from the OXO, Honeywell, Braun, PUR, Hydro Flask, Vicks and Hot Tools brands.

(3)	Charges incurred in conjunction with the Company’s restructuring plan (Project Refuel) for the three and twelve months ended February 28, 2019 and 2018.

(4)	Amortization of intangible assets.

(5)	Non-cash share-based compensation.

(6)	Amounts presented are from continuing operations with the exception of stockholders’ equity, which is presented on a consolidated basis and includes discontinued operations.

(7)	During fiscal 2018, the Company recorded a charge of $3.6 million ($3.4 million after tax) related to the Toys “R” Us, Inc. (“TRU”) bankruptcy.

(8)	During fiscal 2018, the Company recorded pre-tax non-cash asset impairment charges in the Beauty segment.

(9)	The Company adopted ASU 2014-09 in the first quarter of fiscal 2019 and has reclassified amounts in the prior year’s statements of income to conform to the current period’s presentation, as follows:

	Before Reclassification		After Reclassification
Statement of Income (in thousands)	Three Months Ended February 28, 2018	Reclassification	Three Months Ended February 28, 2018
Sales revenue, net	$390,847	$(3,283)	$387,564
SG&A	$117,726	$(3,283)	$114,443

	Before Reclassification		After Reclassification
Statement of Income (in thousands)	Year Ended February 28, 2018	Reclassification	Year Ended February 28, 2018
Sales revenue, net	$1,489,747	$(10,902)	$1,478,845
SG&A	$435,735	$(10,902)	$424,833